----------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         September 22, 1998
                                                --------------------------------

                          United Investors Realty Trust
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Texas                       001-13915             76-0265701
-------------------------------       ------------        ----------------------
(State or other jurisdiction of        (Commission            (IRS Employer
 incorporation or organization)        File Number)         Identification No.)

      5847 San Felipe, Suite 850
              Houston, TX                         77057
---------------------------------------       ------------
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code:    (713) 781-2860
                                                      ----------------

                                      N.A.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

On September 22, 1998, United Investors Realty Trust (the "Registrant") acquired the Highland Square Shopping Center located in Sugar Land, Texas (a suburb of Houston) (the "Property"). The Property was purchased pursuant to a Contract of Sale dated June 4, 1998. The Property, an approximately 64,000 square foot community shopping center, was purchased from Highland Square Partners, Ltd. for $7.65 million. The property was acquired with available cash of approximately, $3.2 million and by taking title subject to an existing loan having a principal balance outstanding on the date of closing of approximately $4.4 million. Interest on this loan is payable at the rate of 8.87% per annum. This loan matures on December 1, 2006 and may be prepaid on or after December 1, 2001 with a yield maintenance based penalty with a minimum of one percent of the then outstanding principal balance. The Registrant intends to continue to operate the Property as a shopping center.

Item  7.    Financial Statements and Exhibits.

(a)       Financial Statements.

          It is impracticable to provide the required financial statements of Highland Square Shopping Center at this time. The required financial statements of Highland Square Shopping Center will be filed by amendment as soon as practicable, but not later than December 6, 1998.

(b)       ProForma Financial Information.

          It is impracticable to provide the required pro forma financial information for Highland Square Shopping Center at this time. The required pro forma financial information of Higland Square Shopping Center will be filed by amendment as soon as practicable, but not later than December 6, 1998.

(c)       Exhibits.

          The Exhibits to this report are listed on the Exhibit Index set forth elsewhere herein.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 7, 1998.



                          UNITED INVESTORS REALTY TRUST


                            By: /s/ R. Steven Hamner
                           -------------------------
                            R. Steven Hamner
                            Vice President, Chief Financial Officer






Number and Description of Exhibit:

10.35 Contract of Sale dated June 4, 1998, by and between the Registrant and Highland Square Partners, Ltd.

10.36 Promissory note dated as of November 26, 1996 made by Highland Square Partners, Ltd. to Belgravia Capital Corporation, as beneficiary in the principal amount of $4,525,000.

Exhibit 10.35:

                              REAL ESTATE PURCHASE

                               AND SALE AGREEMENT

                                 by and between


                         HIGHLAND SQUARE PARTNERS, LTD.

                                       and

                          UNITED INVESTORS REALTY TRUST

                           Dated as of June 4, 1998

                                       for

                         HIGHLAND SQUARE SHOPPING CENTER
                               (Sugar Land, Texas)

                                TABLE OF CONTENTS

                                                                           Page


1.       AGREEMENT FOR PURCHASE AND SALE...................................  1

2.       PURCHASE PRICE AND EARNEST MONEY....................................2

3.       CLOSING...........................................................  2

4.       ESCROW............................................................  2

5.       CONVEYANCE........................................................  2

6.       TITLE COMMITMENT..................................................  3

7.       SURVEY............................................................  3

8.       REPRESENTATIONS AND WARRANTIES....................................  4

9.       SELLER'S COVENANTS................................................  6

10.      PURCHASER'S CONDITIONS TO CLOSING.................................  7

11.      DELIVERY OF DOCUMENTS.............................................. 8

12.      FIRE OR CASUALTY.................................................. 10

13.      CONDEMNATION...................................................... 11

14.      ADJUSTMENTS AND PRORATIONS........................................ 11

15.      CLOSING COSTS..................................................... 12

16.      POSSESSION........................................................ 12

17.      DEFAULT........................................................... 13

18.      NOTICES........................................................... 13

19.      BROKERS........................................................... 14

20.      LEASING COMMISSIONS, MANAGEMENT FEES AND EMPLOYEES................ 14

21.      "AS IS" SALE...................................................... 14

22.      OFFER AND ACCEPTANCE.............................................. 15

23.      MISCELLANEOUS..................................................... 15

24.      ASSUMPTION OF EXISTING FINANCING...................................17

Exhibits

A        -        Legal Description of Land
B        -        List of Equipment, Fixtures and Personal Property
C        -        Rent Roll
D        -        List of Contracts
E        -        List of Licenses
F        -        Escrow Instructions
G-1      -        General Warranty Deed
G-2      -        Bill of Sale
G-3      -        Assignment of Contracts, Licenses, Leases and Intangibles
H        -        Disclosure of Lease Matters/Pending Commissions
I        -        Tenant Estoppel Letter
J        -        Recertification of Representations and Warranties
K        -        Mortgage Note

                     REAL ESTATE PURCHASE AND SALE AGREEMENT

                                Summary Statement

This Summary Statement is attached to and made a part of that certain Real Estate Purchase and Sale Agreement dated as of the 4th day of June, 1998 by and between the Seller and Purchaser referenced below.


1. DATE OF AGREEMENT: June 4, 1998

2. SELLER: Highland Square Partners, Ltd.

3. PURCHASER: United Investors Realty Trust

4. PROPERTY DESCRIPTION:

a) Address 3100 Texas Highway 6 South, Sugar Land, Texas

b) Nature of Improvements: one (1) story retail shopping center

c) Rentable Square Footage: 64,171 square feet

d) Parking: 281 spaces

5. PURCHASE PRICE: $7,750,000.00

6. EARNEST MONEY: $50,000.00

7. ADDITIONAL EARNEST MONEY: N/A

8. APPROVAL DATE: 30 days from the date this Agreement becomes effective pursuant to Section 22 below

9. CLOSING DATE: 30 days after Approval Date

10. TITLE COMPANY: Safeco Land Title Company
Suite 500, 8080 N. Central Expressway
Dallas, Texas 77206
Attn: Maggie Fielding

11. PURCHASER'S MAILING Suite 850, 5847 San Felipe
ADDRESS: Houston, Texas 77057-3008
Attn: Randall D. Keith
Telecopy: (713) 270-6285

with a copy to:

Merton B. Goldman
James, Goldman & Haugland, P.C.
8th Floor, Chase Tower
201 E. Main Drive
El Paso, Texas 79901-1334
Telecopy: (915) 541-6440

12. BROKERS: N/A

13. GOVERNING STATE LAW: Texas

                     REAL ESTATE PURCHASE AND SALE AGREEMENT

         THIS REAL ESTATE PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of this 4th day of June, 1998 by and between Highland Square Partners, Ltd., a Texas limited partnership ("Seller"), and United Investors Realty Trust, a Texas real estate investment trust ("Purchaser").

                                    RECITALS

         A. Seller is the owner of certain real property legally described in Exhibit "A" attached hereto (the "Land") and all buildings, fixtures and other improvements situated on the Land (collectively, the "Improvements"), said Land and the Improvements are described on Line 4 of the preceding Summary Statement which is attached to and incorporated into this Agreement (the "Summary Statement").

         B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Land and the Improvements, together with all of the other property and interests of Seller described in Section 1 below, subject to the terms and conditions contained herein.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

  Seller agrees to sell, and Purchaser agrees to purchase, subject to the terms and conditions contained herein, the Land and the Improvements, together with:

                  (a) (i) all of Seller's right, title and interest in and to all rights of way, tenements, hereditaments, easements, rights, interests, claims, minerals and mineral rights, water and water rights, utility capacity and appurtenances, if any, in any way belonging or appertaining to the Land and the Improvements and (ii) all of Seller's right, title and interest in and to all adjoining streets, alleys, private roads, parking areas, curbs, curb cuts, sidewalks, landscaping, signage, sewers and public ways (collectively, the "Appurtenant Rights"); and

                  (b) all equipment and fixtures owned by Seller attached to the Improvements and located at and used in connection with the ownership, operation and maintenance of the Land or the Improvements, including without limitation all heating, lighting, air conditioning, ventilating, plumbing, electrical or other mechanical equipment and the personal property located at the Land or the Improvements, if any, and listed in Exhibit "B" attached hereto (collectively, the "Personal Property"); and

                  (c) all of Seller's right, title and interest as landlord in and to all leases, tenancies and rental or occupancy agreements granting possessory rights in, on or covering the Land or Improvements, together with all modifications, extensions, amendments and guarantees thereof, to the extent set forth in Exhibit "C" attached hereto, together with such other leases of the Improvements as may be made prior to Closing in accordance with the terms of this Agreement (collectively, the "Leases"); and

                  (d) to the extent assignable, all of Seller's right, title and interest in and to all contracts, agreements, guarantees, warranties and indemnities, written or oral, if any, affecting the ownership, operation, management and maintenance of the Land, Improvements, Appurtenant Rights, Personal Property and Leases, including without limitation those items listed in Exhibit "D" attached hereto (collectively, the "Contracts"); and

                  (e) to the extent assignable, all of Seller's right, title and interest (if any) in and to all (i) plans, models, drawings, specifications, blueprints, surveys, engineering reports, environmental reports and other technical descriptions or materials relating in any way to the Land, Improvements, Appurtenant Rights, Personal Property, Leases or Contracts, and (ii) licenses, franchises, certificates, occupancy and use certificates, permits, authorizations, consents, variances, waivers, approvals and the like from any governmental or quasi-governmental entity or instrumentality affecting the ownership, operation or maintenance of the Land or the Improvements, including without limitation the items listed in Exhibit "E" attached hereto (collectively, the "Licenses"); and

                  (f) to the extent assignable, all of Seller's right, title and interest (if any) in and to all plans, drawings, specifications, financial statements and maintenance records prepared by or on behalf of Seller in connection with the ownership, operation and maintenance of the Property (as defined below), (collectively, the "Intangibles").

The  Land,   Improvements,   Appurtenant  Rights,  Personal  Property,   Leases,
Contracts, Licenses and Intangibles and other property described above are collectively referred to herein as the "Property."

 . The purchase price for the Property (the "Purchase Price") shall be the amount set forth in Line 5 of the Summary Statement. The Purchase Price, plus or minus prorations and adjustments provided for herein, and less the principal amount of the Existing Financing (as defined in Section 24), shall be paid in cash or cash equivalent to Seller on or before 2:00 p.m. Central Daylight Savings Time on the Closing Date (as hereinafter defined). Within three (3) business days after the date that this Agreement becomes effective pursuant to Section 22 below, Purchaser shall deposit into the Escrow (as hereinafter defined) cash or certified funds in the amount set forth in Line 6 of the Summary Statement as an earnest money deposit (the "Earnest Money"). The Earnest Money shall be invested in accordance with Purchaser's direction and, except as otherwise provided herein, all interest earned on the Earnest Money shall remain the property of and be paid to Purchaser. The cost of the investment of the Earnest Money shall be paid from the interest earned thereon before such interest is paid out by Title Company. Upon the closing of the transaction contemplated by this Agreement, the Earnest Money shall be paid to Seller and Purchaser shall receive a credit against the Purchase Price in the amount thereof. If the transaction does not so close, the Earnest Money shall be disbursed in accordance with the terms of this Agreement.

 . Subject to terms and conditions of this Agreement, the closing of the transaction contemplated by this Agreement (the "Closing") shall take place on the date set forth on Line 9 of the Summary Statement (the "Closing Date") at the offices of Title Company, or as the parties shall otherwise agree.

 . This transaction shall be closed through an escrow established with Title Company in accordance with the deed and money escrow instructions in the form attached hereto as Exhibit "F" (the "Escrow"). Upon the creation of the Escrow, anything herein to the contrary notwithstanding, the transfer and conveyance of the Property, the payment of funds and the delivery of the Conveyance Documents (as defined below) and other documents required to close the transaction contemplated by this Agreement shall be made through the Escrow. At the option of either Purchaser or Seller, the Closing shall also take place through a so-called "New York Style" closing, so that the Title Policy will be delivered to Purchaser on the Closing Date. All escrow costs, including the costs of the Escrow and any New York Style closing fees, shall be divided equally between Purchaser and Seller.

 . On the Closing Date, Seller shall transfer and convey title to the Property to Purchaser free and clear of all liens and encumbrances, other than real and personal property taxes not yet due and payable and such title exceptions as may be permitted pursuant to Section 6 below and liens securing the Existing Financing (collectively, the "Permitted Exceptions"), by:

                  (a) delivering a recordable General Warranty deed, in the form of Exhibit "G-1" attached hereto, subject only to the Permitted Exceptions, executed by Seller, that conveys fee simple title to the Land, Improvements and Appurtenant Rights to Purchaser;

                  (b) delivering a bill of sale, in the form of Exhibit "G-2" attached hereto, executed by Seller, that transfers the Personal Property to Purchaser;

                  (c) delivering an assignment and assumption, in the form of Exhibit "G-3" attached hereto, executed by Seller, that transfers all of Seller's right, title, and interest in and to the Contracts, the Licenses, the Leases and the Intangibles to Purchaser (the "Assignment and Assumption").

The foregoing documents and instruments are collectively referred to herein as the "Conveyance Documents".

 . Within ten (10) days after the date this Agreement becomes effective pursuant to Section 22 below (the "Effective Date"), Seller shall deliver to Purchaser a current Texas form title commitment (the "Title Commitment") for an owner's title insurance policy issued by the title company identified in Line 10 of the Summary Statement (the "Title Company") in the amount of the Purchase Price, covering title to the Land, Improvements and Appurtenant Rights, together with legible copies of each of the documents underlying the title exceptions listed therein. On or before the date which is ten (10) days after Purchaser's receipt of both the Title Commitment and the Survey (referred to in Section 7 hereof) ("Title Objection Date"), Purchaser will notify Seller in writing as to those title exceptions listed in the Title Commitment which it will accept as Permitted Exceptions (the "Exception Notice"). If Purchaser fails to provide Seller the Exception Notice on or before the Title Objection Date, the title exceptions listed in the Title Commitment shall be deemed to be Permitted
Exceptions and Purchaser shall be deemed to have waived its right to object to such exceptions. Seller shall have the right, but not the obligation, until the sooner of (x) the Closing Date, or (y) the date which is ten (10) days after the date Seller receives the Exception Notice (the soonest of which is hereinafter referred to as the "Title Clearance Date") to have all title exceptions other than Permitted Exceptions (collectively, the "Unpermitted Exceptions") removed from the Title Commitment or to have Title Company commit to insure, at Seller's expense, against any and all loss or damage that may be occasioned by any such Unpermitted Exceptions. If Seller fails on or before the Title Clearance Date to reasonably demonstrate to Purchaser that the Unpermitted Exceptions have been removed, or in the alternative, that Seller has obtained a commitment for title indemnification or title insurance over such Unpermitted Exceptions, then, in either such case, Purchaser shall, as its sole remedy, have the option (the "Title Election") to either (i) terminate this Agreement, whereupon the parties hereto shall have no further obligations hereunder (except for obligations which are expressly intended to survive the termination of this Agreement), and receive a return of the Earnest Money, or (ii) proceed with Closing, in which event the Purchase Price shall be reduced by an amount equal to the aggregate amount of all tax, judgment, mechanics' and lender's liens of a definite and ascertainable amount that constitute Unpermitted Exceptions and Purchaser shall be deemed to have waived any objection to any other Unpermitted Exceptions. If Purchaser fails to notify Seller of its Title Election within five (5) days after the Title Clearance Date, Purchaser shall be deemed to have elected to proceed with the Closing, as set forth in subclause (ii) above. The provisions of this Section 6 shall survive the termination of this Agreement.

 . Within fifteen (15) days after the date this Agreement becomes effective pursuant to Section 22 below, Seller shall obtain at Seller's expense and deliver to Purchaser a survey of the Land and Improvements (the "Survey"), dated on or after the date of this Agreement and prepared by Prejean & Company, Inc. or by another land surveyor licensed by the state in which the Land is located. The Survey shall be certified to Seller, Purchaser, the Purchaser's lender (if any), and Title Company as having been prepared in compliance with the requirements of the Texas Society of Professional Surveyors Standards and Specifications for a Category 1A, Condition II Survey. On or before the Title Objection Date, Purchaser is obligated to notify Seller in writing as to those encroachments, gaps, gores and other matters depicted on the Survey which Purchaser does not accept (the "Survey Defects"). If Purchaser fails to provide Seller with written notice of any Survey Defects on or before the Survey Objection Date, Purchaser shall be deemed to have waived its right to object to matters of survey (and to any related title exceptions raised on the Title Commitment in connection with survey matters). Seller shall have the right, but not the obligation, until the sooner of (x) the Closing Date, or (y) the date which is ten (10) days after the date Seller receives notice of the Survey Defects (the soonest of which is hereinafter referred to as the "Survey Clearance Date") to have the Survey Defects removed from the Survey or to have Title Company commit to insure, at Seller's expense, against any and all loss or damage that may be occasioned by any such Survey Defect. If Seller fails on or before the Survey Clearance Date to reasonably demonstrate to Purchaser that the Survey Defects have been removed, or in the alternative, that Seller has obtained a commitment for title indemnification or title insurance over such Survey Defect, then, in either case, Purchaser shall, as its sole remedy, have the option (the "Survey Election") to either (i) terminate this Agreement, whereupon the Earnest Money shall be returned to Purchaser and the parties hereto shall have no further obligations hereunder (except for obligations which are expressly intended to survive the termination of this Agreement), or (ii) proceed with closing, in which case Purchaser shall be deemed to have waived any objection to such Survey Defects. If Purchaser fails to notify Seller of its Survey Election within ten (10) days of the Survey Clearance Date, Purchaser shall be deemed to have elected to proceed with the Closing as set forth in subclause (ii) above. The provisions of this Section 7 shall survive the termination of this Agreement.

 .        8.       REPRESENTATIONS AND WARRANTIES

                  (a) As used in this Section 8, references to "Seller's actual knowledge" shall mean the actual knowledge of Charles A. Scoville, a Vice President of the general partner of Seller ("Seller's Agent"). Seller represents and warrants to Purchaser, as of the date hereof and again on the Closing Date, as follows:

                           (i) Except as shown on (x) the rent roll attached hereto as Exhibit "C" (as to the representation made on the date of this Agreement), (y) the rent roll delivered on the Closing Date pursuant to Section 11(b)(x) below (as to the representation made as of the Closing Date) (as applicable, the "Rent Roll") or (z) the Title Commitment (as to the rights of the beneficiaries of the recorded instruments specified therein only), there are no persons in possession or occupancy of the Property, or any part thereof, nor are there any persons who have possessory rights with respect to the Property or any part thereof;

                           (ii) During its period of ownership Seller has received no written notice from any governmental authority of any violation of applicable laws, ordinances or regulations related to the Property or the occupancy thereof, nor any written notice of increases in insurance premiums, and to its actual knowledge, no such violation presently exists;

                           (iii) To Seller's actual knowledge, neither the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof conflict with or result in a material breach of any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or by which Seller is bound;

                           (iv) Except as set forth in Section 19 below and as set forth in Exhibit "H" below (the "Pending Commissions"), Seller has entered into no brokerage or leasing commission agreements with respect to the Property, where a commission or fee has been earned but not fully paid;

                           (v) There are no  contracts or  agreements  affecting
                  the operation of the Land or the Improvements (including without limitation management, maintenance, service, supply, purchase, consulting, advertising, promotion, public relations and construction contracts, agreements, commitments, guarantees and warranties, but other than the Leases and agreements of record affecting the Property), except as disclosed in Exhibit "D" attached hereto, each of which is terminable without cause prior to the Closing Date;

                           (vi) There are no claims, causes of action,  lawsuits
                  or legal proceedings pending or, to Seller's actual knowledge, threatened regarding the ownership, use or possession of the Property, including without limitation condemnation or similar proceedings;

                           (vii) Seller is duly organized,  validly existing and
                  in good standing under the laws of the State of Texas. Seller has all necessary power and authority to enter into this Agreement and to consummate all of the transactions contemplated  herein.  Seller's  Agent  is  familiar  with the
                  Property and oversees the operation and management of the Property. The individual or individuals executing this Agreement on behalf of Seller (or on behalf of the general partner of Seller) are duly authorized to execute, deliver and perform this Agreement on behalf of Seller (or on behalf of the general partner of Seller) and to bind Seller. This Agreement and all documents to be executed by Seller and delivered to Purchaser hereunder (A) are and will be the legal, valid and binding obligations of Seller, enforceable in accordance with their terms, (B) do not or will not contravene any provision of Seller's organizational documents or any existing laws and regulations applicable to Seller or the Property and (C) will not conflict with or result in a violation of any agreement, instrument, order, writ, judgment or decree to which Seller is a party or is subject or which governs the Property;

                           (viii) To Seller's actual knowledge, during the period of time that Seller has owned the Property, (A) Seller has not conducted or authorized the generation, transportation, storage, treatment or disposal at or from the Property of any Hazardous Substances (as defined in Section
                  21) in violation of any applicable environmental laws, (B) Seller has not received any written notice of, any generation, transportation, storage, treatment or disposal at or from the Property of any Hazardous Substance in violation of any applicable environmental laws, and, (C) to Seller's actual knowledge, there has been no generation, transportation, storage, treatment or disposal at or from the Property of any Hazardous Substances in violation of any applicable environmental laws.

                           (ix) The service contracts, Leases and other agreements delivered to Purchaser pursuant to this Agreement, together with the recorded documents to be delivered with the Title Commitment, constitute all contracts, leases or agreements affecting the Property (and the ownership and use thereof); the documents delivered pursuant to Section 11 hereof are true and correct copies of the originals and no other amendments or modifications exist thereto; and no defaults, or events which with notice and/or passage of time would constitute default, exist thereunder.

                           (x) To Seller's actual knowledge, the Property is not
                  in violation of any applicable restrictive use agreements or reciprocal easement or other similar agreements filed of record in Fort Bend County, Texas and applicable to the Property;

                           (xi) All  financial and  operating  statements,  rent
                  rolls, contracts, agreements and books and records delivered by Seller to Purchaser relating to Seller and its business are true and correct in all material respects and there are no omissions of any material facts relating thereto;

                           (xii) Based on currently applicable taxes, Seller has
                  paid all taxes, charges, and assessments (special or otherwise) required to be paid to any taxing authority with respect to the Property (except for taxes and assessments for the current year not yet due and payable); Seller has filed with the Fort Bend County Appraisal District a written protest contesting the valuation of the Property for 1998; no action or proceeding currently exists by a governmental agency or authority for the assessment or collection of currently applicable taxes, charges, or assessments with respect to the Property;

                           (xiii)  The  copies  of the  Leases  which  are to be
                  delivered by Seller to Purchaser in accordance with the terms of this Agreement, are and shall be true and correct copies, and no tenants are or shall be entitled to any rebates, allowances, rent concessions or free rent for any period subsequent to the Closing except as may be specified therein. All obligations and items of an inducement nature to be performed by the Seller as landlord under any of the Leases or to which Seller otherwise agreed to perform have been fully performed and no commitments have been made to any tenant for repairs or improvements other than a general landlord requirement for normal maintenance and other obligations specified in the Leases in the future. Except as reflected on the current Rent Roll to be delivered to Purchaser pursuant to the provisions of Section 11(c)(x) below, no tenant has given Seller notice of its intention to vacate its leased premises prior to the end of the primary term (or any current renewal or extended term). All of the Leases are in full force and effect without current default by Seller or the respective tenants except as otherwise reflected in the Rent Roll. There are no pending claims asserted by any past or present tenants for offsets against rent or any other claims (whether monetary or otherwise) made against Seller, as landlord, under the Leases or otherwise. There are no fees or commissions payable to any person or entity in regard to the Leases or the Property, except as specifically set out in the Rent Roll.

                  (b) Purchaser represents and warrants to Seller, now and again on the Closing Date, that: (i) Purchaser has all necessary power and authority to enter into this Agreement and to consummate all the transactions contemplated herein, (ii) the individuals executing this Agreement on behalf of Purchaser are duly authorized to execute, deliver and perform this Agreement on behalf of Purchaser and to bind Purchaser and (iii) this Agreement and all documents to be executed by Purchaser and delivered to Seller hereunder (A) are and will be the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms, (B) do not or will not contravene any provision of Purchaser's organizational documents or any existing laws and regulations applicable to Purchaser and (C) will not conflict with or result in a violation of any agreement, instrument, order, writ, judgment or decree to which Purchaser is a party or is subject.

                  (c) All of the representations and warranties of Seller and Purchaser contained in this Section 8 are material, none shall merge into the deed herein provided for and all shall survive the Closing Date or termination of this Agreement for a period of six (6) months ("Survival Period"). All rights of Purchaser hereunder with respect to any surviving representation, warranty or covenant shall be deemed waived if Purchaser does not, by written notice to Seller, advise Seller of any alleged breach of representation, warranty or covenant in this Section 8 prior to the expiration of the Survival Period. Subject to the limitations set forth in the immediately preceding sentence, all remedies shall be those set forth in Section 17 below, and notwithstanding anything herein to the contrary, Seller's liability under any representation, warranty or covenant made hereunder or in any of the Closing Documents shall in no event exceed Seller's Maximum Liability (as hereinafter defined).

 .        9.       SELLER'S COVENANTS

                  From and after the date of this Agreement through the Closing Date, Seller and Seller's agents shall at Seller's expense:

                  (a) maintain the Property in the condition in which it existed as of the date of this Agreement, normal wear and tear excepted, free from mechanics' liens or other claims for liens, and operate the Property in a manner consistent with current practice and perform its obligations under the Leases, Contracts and Licenses;

                  (b) keep in existence all fire and extended coverage insurance policies, and all public liability insurance policies, that are in existence as of the date of this Agreement with respect to the Property;

                  (c) not amend, waive any rights under, terminate or extend any Lease, Contract or License, nor apply any security or other deposits held under any Lease, Contract or License to delinquent rents, without Purchaser's prior written consent. Notwithstanding the preceding sentence, prior to the Approval Date, and without the Purchaser's consent, the Seller shall have the right to enter into new leases, extend leases, expand demised premises, and enforce and terminate Leases, provided that Seller gives immediate written notice of such leasing activity to Purchaser. In the event of Purchaser's receipt of such notice after the date which is three (3) business days prior to the Approval Date, the Approval Date shall be extended until the date which is three (3) business days after Purchaser's receipt of such notice;

                  (d) upon at least twenty four (24) hours notice to Seller, permit Purchaser, its engineer, architect or other agents, during normal business hours (or such other times as are reasonable), to enter onto the Land for the purpose of making inspections thereof;

                  (e) grant Purchaser access to any records, books and agreements concerning the Property within Seller's possession or control (with the exception of any such documents that it deems confidential or proprietary), and maintain such records, books and accounts in Seller's ordinary manner consistent with past practice;

                  (f) promptly advise Purchaser in writing of any changes in circumstances which would render the representations and warranties made by Seller herein false or misleading, and take such reasonable actions as may be necessary to make such representations and warranties true and not misleading; provided, however, that (i) Seller, in taking such reasonable actions, shall in no event be required to spend in excess of $25,000 (but other than in respect to the obligations arising under any of the Leases, in which case such spending limitation shall not apply), (ii) if Seller determines that such reasonable actions shall require the expenditure in excess of $25,000, Seller shall have the right to give written notice to Purchaser of its election to terminate this Agreement, and (iii) in the event Seller makes an election to terminate this Agreement, Purchaser shall have the option of either (A) closing as provided for under this Agreement, with a $25,000 credit towards the Purchase Price, in which event Seller shall not be required to take any such actions, or (B) consent to Seller's termination of this Agreement, in which event the Earnest Money shall be promptly returned to Purchaser;

                  (g) upon written notice from Purchaser on or before Closing, give appropriate notices of termination of Contracts designated by Purchaser (but only to the extent termination is permitted thereunder without a penalty); provided, however, that if the notice period required to terminate such contracts will not have run prior to Closing, Seller shall assign and Purchaser shall assume any remaining rights and obligations under such Contracts pursuant to the Assignment and Assumption; and

                  (h) provide Purchaser with any other relevant information with respect to the Property upon Purchaser's reasonable request.

 .        10.      PURCHASER'S CONDITIONS TO CLOSING

                  (a) Purchaser shall have from the date this Agreement becomes effective pursuant to Section 22 below through the Approval Date identified in Line 8 of the Summary Statement (the "Approval Date") to inspect the Property and complete such tests, inspections and investigations as Purchaser may determine in its sole discretion. The period between the date this Agreement becomes effective and the Approval Date is called the "Inspection Period." Without limiting the generality of the first sentence of this Section 10(a), during the Inspection Period: (A) Seller shall permit Purchaser to examine, at all reasonable times, all books and records (including without limitation financial and operating statements) in Seller's possession or control relating to the Property, (B) Purchaser shall have the right, at all reasonable times, to
(I) inspect the Land,  Improvements,  Appurtenant  Rights and Personal Property,
(II) review the Leases, the Contracts, the Licenses and the Intangibles, (III) discuss the Property with, and obtain additional information from, tenants and any property manager and (IV) conduct geophysical feasibility tests of the Property and an environmental audit or audits of the Property (with copies of the reports relating to such audits delivered to Seller when completed), including sampling, and (C) Purchaser shall be given complete access to the Property for the purpose of making such tests, inspections and investigations. All of the foregoing tests, investigations and studies to be conducted under this Section 10(a) by Purchaser shall be subject to the following:

                           (i) Such tests,  inspections and investigations shall
                  take place during normal business hours upon reasonable notice to Seller or its designated agents and Seller's consent shall be required prior to the performance of any drilling, boring or other invasive testing or procedures;

                           (ii) Except as may be required by Purchaser to complete its due diligence during the Inspection Period or to obtain financing in order to close this transaction, all information set forth in the documents to be reviewed hereunder by Purchaser, its employees and agents shall be held in strict confidence until Closing and thereafter in the event that the Closing does not occur;

                           (iii) In the event the Closing does not occur, Purchaser shall promptly return to Seller any documents obtained from Seller or Seller's agents;

                           (iv) Purchaser shall not suffer or permit any lien, claim or charge of any kind whatsoever to attach to the Property or any part thereof; and

                           (v) such tests,  investigations  and studies shall be
                  at Purchaser's sole cost and expense, and in the event of any damage to the Property caused by Purchaser, its agents, engineers, employees, contractors or surveyors (including, without limitation, pavement, landscaping and surface damage), Purchaser shall pay the cost incurred by Seller to restore the Property to the condition existing prior to the performance of such tests, investigations or studies.

Purchaser shall defend, indemnify and hold Seller harmless from any and all liability, cost and expense (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) suffered or incurred by Seller for injury to persons or property caused by Purchaser's investigations, tests, studies and inspections of the Property.

If Purchaser elects for this Agreement to remain in full force and effect beyond the Inspection Period, then Purchaser, at its sole option, shall deliver written notice (the "Notice to Continue") thereof to Seller and Title Company, on or before the expiration of the Inspection Period. Once the Notice to Continue has been given, the Earnest Money shall become at risk. If, however, prior to the expiration of the Inspection Period, Purchaser does not timely deliver the Notice to Continue or if Purchaser notifies Seller and Title Company that Purchaser has no further interest in purchasing the Property, then, in either event, the Earnest Money shall be returned to Purchaser, and thereafter Seller and Purchaser shall have no further obligations, one to the other, with respect to the subject matter of this Agreement, except as otherwise specified herein. If this Agreement is terminated, as provided above, Purchaser shall promptly deliver to Seller copies of all documents, studies and reports obtained by Purchaser in connection with its due diligence, this Agreement shall terminate, the Earnest Money and all interest earned thereon shall be delivered to Purchaser and the parties hereto shall have no further obligations hereunder (except for obligations which are expressly intended to survive termination of this Agreement).

         (b) The obligation of Purchaser to close the transaction contemplated by this Agreement is further subject to the condition that Purchaser has received tenant estoppel certificates in the form attached hereto as Exhibit "I" or in such other form as may be reasonably acceptable to Purchaser from (i) all of the Anchor Tenants (as that term is hereinafter defined), and (ii) at least 75% (by square footage of the Improvements), of the non-Anchor Tenants, which estoppel certificates shall confirm the tenant-based information set forth on the Rent Roll attached hereto as Exhibit "C", or with respect to tenants who have executed new leases since the Effective Date, as reflected on the Rent Roll to be delivered in connection with the Closing; and as to the remaining 25% of the non-Anchor Tenants, either tenant estoppel certificates have been received by Purchaser or Seller has certified in writing the same information set forth in the estoppel certificate in the form attached as Exhibit "I" or in such other form as may be reasonably acceptable to Purchaser (the representations and warranties contained in Seller's certificate shall survive the Closing Date for a period of six (6) months). The term "Anchor Tenant" means any tenant at the Property that (i) leases and occupies 8,000 square feet or more at the Property,
(ii) leases and occupies  more space than any other tenant at the  Property,  or
(iii) leases and occupies space in at least 25 other shopping centers throughout the United States).

         (c) The obligation of Purchaser to close the transaction contemplated by this Agreement is further subject to the condition that: (i) all of the representations and warranties of Seller contained in this Agreement are true and correct, in all material respects, at the date hereof and as of the Closing Date, and (ii) all of the obligations and duties of Seller to be performed hereunder on or before the Closing Date have been timely and duly performed. Purchaser shall give written notice to Seller, if and to the extent Purchaser ascertains that any representationor warranty by Seller is no longer true and correct within five (5) days of the date of Purchaser's discovery that such representation or warranty is no longer true and correct; provided, however, that Purchaser's failure to give such written notice shall in no instance constitute a default by Purchaser under this Agreement but shall instead only serve to bar Purchaser from raising such matter as a failure of a condition precedent to Purchaser's obligation to close the transaction and Purchaser's election to proceed with the Closing shall result in Purchaser's waiver of any remedy resulting from the incorrectness in such representation of warranty.

         (d) If the Property is subject to any reciprocal easement agreements, agreement of covenants, conditions and restrictions or similar documents with adjacent landowners (the "REA Participants"), the obligation of Purchaser to close the transaction contemplated by this Agreement is further subject to the condition that Purchaser shall have received an estoppel certificate from each of the REA Participants, which estoppel certificate shall be dated not more than 30 days prior to the Closing Date and shall state, inter alia, that there are no defaults by Seller or claims against Seller arising out of such documents and shall otherwise be in form and substance reasonably acceptable to Purchaser.

         (e) All information, data and documents relating to the Property (including, without limitation, those furnished pursuant to the terms and provisions of Section 11) obtained by Purchaser from Seller or any other party or discovered by Purchaser during the term of this Agreement shall be maintained by Purchaser in strict confidence and may not be revealed to any other party except Purchaser's employees and contractors but then only if Purchaser has conveyed to such person the confidential nature of such material and believes that such person will respect the confidential nature thereof.

         11.      DELIVERY OF DOCUMENTS.

         (a) Within five (5) business days of the Effective Date of this Agreement, Seller shall deliver to Purchaser (unless otherwise provided in this Section 11(a) below) the following (the "Ownership Documents"), to the extent in the possession or control of Seller:

                  (i) The most recent (for the prior twelve (12) months) real estate and personal property tax bills, notices of assessed valuation and utility bills relating to the Property;

                  (ii) All surveys, certificates of occupancy, certificates or other evidence of compliance (other notices of violation) with applicable laws, engineering data, floor plans, "as built" or working drawings, site plans, specifications, appraisals and title policies relating to the Property; provided Seller is only obligated to deliver at Closing the "as built" or working drawings and specifications of the Property.

                  (iii) Copies of the Leases (executed and/or out for signature) and commission agreements, together with the most current Rent Roll for the Property;

                  (iv)     Copies of the Contracts and Licenses;

                  (v) Copies of true and correct operating income and expense statements with respect to the Property, accurately reflecting the operating history of the Property for calendar years 1995, 1996, and 1997 and for year-to-date 1998, on an annual basis, and, if available, on a quarterly basis, together with operating budgets for calendar years 1997 and 1998, if available, for the Property;

                  (vi) A detailed summary of all capital expenditures for the calendar years 1995, 1996, 1997 and for year-to-date 1998, together with the capital expenditure budgets for calendar years 1997 and 1998, if available, for the Property;

                  (vii)   All   material   audits,    reports,   test   results,
         notifications   and   correspondence   relating  to  the  environmental
         condition or operation of the Property;

                  (vii) copies of any insurance policies carried on the Property, together with a schedule setting forth property and liability insurance coverage on or affecting the Property and the current premiums therefor together with a written summary of all claims made against the Property's insurance policies since January 1, 1997; and

                  (viii) all material data, correspondence, documents, agreements with, notices to or from, or applications to, any taxing authorities, governmental agencies, utilities, vendors, tenants and mortgagees with respect to the Property that are in Seller's possession or control, all other documents material to the condition, maintenance or operation of the Property, and all other information and documents relating to the Property as Purchaser shall reasonably request.

                  (b) Purchaser has advised Seller that it is a "reporting" company under the Securities Exchange Act of 1934, and by reason thereof, Purchaser is required to conduct an audit of the Property in conformity with the rules and regulations promulgated by the Securities and Exchange Commission. To this end, Seller agrees to cooperate with Purchaser to grant access to Purchaser's auditors and authorized representatives in order to permit them to conduct an audit of the books and records of the Property and to furnish to Purchaser and its authorized agents financial statements, rent rolls and federal income tax returns associated with the Property for the last three fiscal years. Upon completion of the audit, Seller also agrees to sign a representation letter to Purchaser that, to Seller's best information, all information furnished to Purchaser's auditors in this regard is true and complete in all material respects

                  (c) On the Closing Date, Seller shall deliver the following documents (the "Closing Documents") to Purchaser, in form and substance reasonably acceptable to Purchaser all duly executed, where appropriate, each of which shall be a condition precedent to Purchaser's obligation to close the transaction contemplated by this Agreement (and one or more of which may be waived in writing by the Purchaser, in its sole discretion, on or prior to the Closing Date):

                           (i)      the Conveyance Documents, executed by
         Seller;

                          (ii) to the extent required by the title company, a title affidavit in customary form, executed by Seller;

                         (iii) Seller's counterpart of a closing and proration statement, executed by Seller;

                          (iv) a certification of nonforeign  status  satisfying
         Section 1445 of the Internal Revenue Code of 1986, as amended, executed by Seller;

                           (v) such documents as may be required by the holder of the Existing Financing to evidence its consent to the conveyance of the Property to Purchaser and the release of Seller from further liability in accordance with the provisions of Section 24 hereof;

                          (vi) evidence of Seller's existence and authority to perform its obligations under this Agreement, in form and substance reasonably satisfactory to Purchaser and Title Company;

                         (vii) if a New York Style closing is used, (A) a gap undertaking, executed by Seller, and (B) the Title Commitment, hand-marked, initialed and dated as of the Closing Date so as to be the equivalent of the Title Policy (or a pro forma title policy) subject only to the Permitted Exceptions (the "Title Policy");

                        (viii) all keys and access cards to, and combinations to
         locks  and  other  security  devices  located  at,  the  Property,   if
         applicable;

                          (ix) all of the original Leases, Contracts and Licenses, and originals of all other materials delivered pursuant to
         Section 11(a) above, where available, together with (A) a letter from Seller advising the tenants under the Leases of the assignment of their respective Leases to Purchaser and the manner in which rent is to be paid subsequent to Closing; and (B) evidence of termination of Contracts designated by Purchaser, if applicable;

                           (x) a current Rent Roll certified by Seller as true, correct and complete;

                          (xi) all letters of credit and other non-cash security deposits for which Purchaser is not receiving a credit under Section 14 below, together with appropriate documents of assignment and amendment running in favor of Purchaser;

                         (xii) a certificate in the form of Exhibit "J" executed by Seller recertifying the representations and warranties set forth in
         Section 8(a) above as of the Closing Date ; and

                        (xiii) such other documents, instruments, consents or agreements as may be reasonably requested by the Title Company or the escrow agent, in order to issue the Title Policy, in the form and with the endorsements required by this Agreement, and to otherwise consummate the Closing.

                  (d) On the Closing Date, Purchaser shall deliver the following to Seller, in form and substance reasonably acceptable to Seller, all duly executed where appropriate, each of which shall be a condition precedent to Seller's obligation to close the transaction contemplated by this Agreement:

                           (i) such  documents  as may be required by the holder
         of  the  existing   indebtedness  to  evidence  assumption  thereof  by
         Purchaser and the release of Seller from further liability;

                          (ii)      counterparts of the Assignment and
         Assumption, executed by Purchaser;

                         (iii) counterparts of the closing and proration statement, executed by Purchaser;

                          (iv) a certified copy of the resolutions or consent of Purchaser authorizing the transaction contemplated by this Agreement or other satisfactory evidence of authorization;

                           (v) the Purchase Price, plus or minus prorations and adjustments, less the principal amount of the Existing Financing; and

                          (vi) such other documents, instruments or agreements as may be reasonably requested by (A) Seller, in order to consummate this Agreement or (B) Title Company or the escrow agent, in order to issue the Title Policy free of any exceptions raised due to the actions of Purchaser, and to otherwise consummate the Closing.

 . In the event of damage to the Property by fire or other casualty prior to the Closing Date, Seller shall promptly notify Purchaser of such fire or other casualty. If the fire or other casualty causes damage which would cost in excess of $100,000 to repair (as determined by Seller in good faith), then Purchaser may elect, by written notice to be delivered to Seller on or before the sooner of (i) the twentieth (20th) day after Purchaser's receipt of such notice, or
(ii) the Closing Date, to either: (a) close the transaction contemplated by this Agreement and receive all insurance claims and proceeds payable to Seller as a result of such fire or other casualty, with the same being paid or assigned to Purchaser at Closing or (b) terminate this Agreement, and receive a return of the Earnest Money in which case the parties hereto shall have no further obligations hereunder (except for obligations which are expressly intended to survive the termination of this Agreement). If the damage to the Property by fire or other casualty prior to the Closing Date would cost less than or equal to $100,000 to repair (as determined by Seller in good faith), Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, and Seller shall have the right to elect to either repair and restore the Property if such repair or restoration may be completed prior to the Closing Date or to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty and Purchaser shall be entitled to receive a credit against the Purchase Price the amount of any deductible under Seller's insurance policy. The provisions of this Section 12 shall survive the termination of this Agreement.

 . If, prior to the Closing Date, all or any portion of the Property is taken by condemnation or a conveyance in lieu thereof, or if notice of a condemnation proceeding with respect to the Property is received by Seller (a copy of which notice shall be immediately delivered by Seller to Purchaser), Seller shall promptly notify Purchaser of such condemnation or a conveyance in lieu thereof. If the taking or threatened taking involves a material portion of the Property (hereafter defined), Purchaser may elect, by written notice to be delivered to Seller on or before the sooner of (i) the twentieth (20th) day after Purchaser's receipt of such notice, or (ii) the Closing Date, to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, and the parties hereto shall have no further obligations hereunder (except for obligations which are expressly intended to survive the termination of this Agreement). If Purchaser elects to close this transaction notwithstanding such taking or condemnation, Purchaser shall be entitled to any award given to Seller as a result of such condemnation proceedings, with the same being paid or assigned to Purchaser at Closing. As used herein, a "material portion of the Property" means any part of the Property reasonably required for the operation of the Property in the manner operated on the date hereof. If any taking or threatened taking does not involve a material portion of the Property, Purchaser shall be required to proceed with the Closing, in which event Seller shall assign to Purchaser any award given to Seller as a result of such condemnation proceedings. The provisions of this Section 13 shall survive the termination of this Agreement.

 . Adjustments and prorations with respect to the Property shall be computed and determined between the parties as of 12:01 a.m. on the Closing Date as follows:

                  (a) General real estate taxes for the year of closing and special assessments (if any) shall be prorated as of the Closing Date based on the then current real estate taxes (if known, based on the final real estate tax bills for such period -- and if not known, based on the most recent ascertainable taxes) and the special assessments due and owing prior to Closing, and Seller or Purchaser shall receive a credit at Closing, as appropriate. Without affecting the obligations set forth in this Section 14(a), the prorations for real and personal property taxes shall be equitably prorated on a "net" basis (i.e. adjusted for all tenants' liabilities, if any, for such items). If general real estate taxes or special assessments are not known as of the Closing, the parties agree to reprorate when such amounts become known. The agreement to reprorate includes any reduction in 1998 taxes as a result of the protested valuation of the Property. All obligations under this Section 14(a) shall survive the Closing.

                  (b) All rents, escalation or reimbursement payments for real estate and personal property taxes, insurance premiums, CAM or other operating expenses and charges, payable with respect to the Property for the then current month and other sums receivable from tenants of the Property which were earned and attributable to the period prior to the Closing Date will be prorated and retained by Seller to the extent that such rents and other amounts have been collected on or before the Closing Date. Rents earned and attributable to the period beginning on the Closing Date and thereafter, will be paid to Purchaser by the tenants, or credited to Purchaser at Closing (if such rents are received by Seller prior to the Closing Date). Percentage rents for each Tenant obligated therefor shall be prorated within thirty (30) days after the end of calendar year 1998 on the basis of the number of days lapsed during the Tenant's percentage rent period as of the Closing Date and not on the basis of the amount of the Tenant's sales which accrued during such percentage rent period as of the Closing Date. All payments from tenants, on account of rent or otherwise, received by Seller after the Closing Date, whether attributable to the period prior to or after the Closing Date, shall be deemed to be held in trust by Seller for Purchaser and shall be promptly delivered to Purchaser by Seller for application as provided in this Section 14(b). All payments from tenants, on account of rent or otherwise, received after the Closing Date by Purchaser and all amounts received from Seller by Purchaser pursuant to the immediately preceding sentence, shall be applied first to rent or other sums due under the Leases attributable to the period beginning on the Closing Date and continuing thereafter, and then to payment to Seller on account of rents which were earned and attributable to the period prior to the Closing Date but which have not been paid when due. Any customary out of pocket costs incurred by Purchaser in collection of delinquent rentals shall be deducted by Purchaser prior to the payment to Seller on account of delinquent rentals as provided herein.

                  (c) On the Closing Date, Seller will deliver to Purchaser in cash, as a credit against the Purchase Price or as an adjustment to the prorations provided for elsewhere in this Section 14, as appropriate, an amount equal to all security deposits made by tenants occupying the Property which were paid to Seller by such tenants and which have not been applied by Seller pursuant to the Leases, together with interest owing thereon pursuant to the applicable Lease, if any, and together with a listing of the tenants to which such deposits and interest are owing.

                  (d) All amounts payable, owing or incurred in connection with the Property under the Contracts to be assumed by Purchaser under the Assignment and Assumption shall be prorated as of the Closing Date.

                  (e) Seller shall be entitled to a credit for all transferable utility deposits transferred hereunder, if any. All other utility deposits, if any, may be withdrawn by and refunded to Seller and Purchaser shall make its own replacement deposits for utilities as may be required by the respective utilities involved.

                  (f) The Earnest Money shall be paid to Seller at Closing and Purchaser shall be entitled to a credit against the Purchase Price in the amount thereof.

                  (g) All utility charges that are not separately metered to tenants will be prorated to the Closing Date and Seller will obtain a final billing therefor and pay any amounts owing therein for the period prior to the Closing Date and Purchaser shall pay any amounts owing for the period on and after the Closing Date. To the extent that utility bills cannot be handled in the foregoing manner, they shall be prorated as of the Closing Date based on the most recent bills available and reprorated when such final bills become known.

                  (h) Purchaser shall pay its pro rata share (based on the applicable commencement date of the lease and lease term) of all leasing commissions and tenant improvement costs payable with respect to Leases entered into after the date of this Agreement which are approved by Purchaser. If Seller has paid such amounts prior to the Closing Date, Purchaser shall reimburse Seller for its prorata share of such payments at Closing. If Seller has not paid such amounts prior to the Closing Date, Purchaser shall receive a credit against the Purchase Price at Closing in an amount equal to the Seller's pro rata share of such amounts.

                  (i) Unless provided otherwise hereinabove, such other items which are customarily prorated in a purchase and sale of the type contemplated hereunder shall be prorated as of the Closing Date.

                  (j) Except as provided in this Section 14, all prorations are final and there shall be no reprorations. Notwithstanding the foregoing, each of the provisions of this Section 14 shall survive the Closing.

 . Seller shall pay: (a) the costs of recording any releases required to clear title to the Property, (b) Seller's attorneys' fees, (c) one half of all escrow and New York Style closing fees, and (d) the costs of the Title Policy but not any endorsements or deletions thereto. Purchaser shall pay: (i) the costs of recording the deed, (ii) Purchaser's attorneys' fees, and (iii) one half of all escrow and New York Style closing fees.

 . Possession of the Property shall be delivered to Purchaser at Closing, free and clear of all liens and claims other than Permitted Exceptions and the rights of the tenants identified on the Rent Roll, in the same condition as it exists on the date of this Agreement, ordinary wear and tear excepted and except as provided in Section 12 and 13 hereof. Purchaser shall have the right to inspect the Property within three (3) days prior to Closing to verify that the condition of the Property is as required under this Agreement.

 . If Seller defaults hereunder and fails to cure such default within five (5) days after written notice of such default, or if the representations and warranties set forth in this Agreement shall not be true and correct in all material respects on the date of this Agreement and as of the Closing Date, Purchaser's sole remedy shall be to either (a) terminate this Agreement and receive a return of the Earnest Money (less $100 which shall be paid to Seller in any event), in which event each of the parties hereto shall be relieved of any further obligation to the other arising by virtue of this Agreement (except for obligations which are expressly intended to survive the termination of this Agreement), or (b) pursue specific performance of this Agreement, or (c) solely in the event of a conveyance or hypothecation of the Property to a third party in violation of the terms hereof, recover from Seller its actual damages. Except as aforesaid, in no event shall Seller be liable for any actual, punitive, speculative or consequential damages; nor shall Seller's liability under any
representation,   warranty,   covenant,   agreement,   proration,   reproration,
obligation or indemnity made hereunder or under any of the Closing Documents exceed $50,000 in the aggregate ("Seller's Maximum Liability"). None of Seller's partners, members, officers, agents or employees shall have any personal liability of any kind or nature or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser waives for itself and for anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability. If Purchaser defaults hereunder and fails to cure such default within five (5) days of written notice of such default, this Agreement shall terminate and Seller shall retain the Earnest Money and any interest thereon as liquidated damages in full settlement of all claims against Purchaser (with the exception of claims against Purchaser related to obligations which are expressly intended to survive the termination of this Agreement). The parties agree that the amount of actual damages which Seller would suffer as a result of Purchaser's default would be extremely difficult to determine and have agreed, after specific negotiation, that the amount of the Earnest Money is a reasonable estimate of Seller's damages and is intended to constitute a fixed amount of liquidated damages in lieu of other remedies available to Seller and is not intended to constitute a penalty.

 . Any notice, demand, request or other communication which either party hereto may be required or may desire to give under this Agreement shall be in writing and shall be deemed to have been properly given if (a) hand delivered (effective upon delivery), (b) mailed (effective three (3) days after mailing) by United States registered or certified mail, postage prepaid, return receipt requested,
(c) sent by a nationally  recognized  overnight  delivery service (effective one
(1) day after delivery to such courier) or (d) sent by facsimile (effective upon confirmation of transmission), in each case, addressed as follows:

                  IF TO SELLER:

                           Highland Square Partners, Ltd.
                           c/o Transwestern Property Company
                           6671 Southwest Freeway, Suite 200
                           Houston, Texas 77074
                           Attn:  Charles A. Scoville
                           Telecopy Number:  (713) 270-0688

                  With a copy to:

                           Coats, Rose, Yale, Holm, Ryman & Lee, P.C.
                           800 First City Tower, 1001 Fannin St.
                           Houston, Texas 77002
                           Attn:  Richard L. Rose
                           Telecopy Number:  (713) 651-0220

                  IF TO PURCHASER:

                           In accordance with Line 11 of the Summary Statement

or to such other or additional addresses as either party might designate by written notice to the other party.

 . Each of Seller and Purchaser represents and warrants to the other that it has not dealt with any brokers, finders or agents with respect to the transaction contemplated hereby other than the broker(s) set forth in Line 12 of the Summary Statement (collectively, the "Brokers"). Each party agrees to indemnify, defend and hold harmless the other party, its successors, assigns and agents, from and against the payment of any commission, compensation, loss, damages, costs, and expenses (including without limitation attorneys' fees and costs) incurred in connection with, or arising out of, claims for any broker's, agent's or finder's fees of any person claiming by or through such party other than Brokers. The obligations of Seller and Purchaser under this Section 19 shall survive the Closing and the termination of this Agreement.

 . On the Closing Date, Seller shall deliver evidence satisfactory to Purchaser that, unless expressly assumed by Purchaser in writing, any current management and leasing agreements for the Property have been terminated (or notice of termination given), and that the manager and any brokers have been paid all commissions or fees due any payable except as provided in Section 14(h) hereof. Purchaser is not required to continue the employment of any employees of Seller or any property manager after the Closing Date. Seller shall satisfy all obligations to all employees, if any, employed by Seller or otherwise in the
operation  of  the  Property  and  provide   Purchaser  with  evidence   thereof
satisfactory to Purchaser on the Closing Date.

 .        21.      "AS IS" SALE

                  (a) EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH HEREIN, PURCHASER ACKNOWLEDGES AND AGREES THAT IT WILL BE PURCHASING THE PROPERTY AND THE PERSONAL PROPERTY BASED SOLELY UPON ITS
INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AND THE PERSONAL PROPERTY, AND THAT PURCHASER WILL BE PURCHASING THE PROPERTY AND THE PERSONAL PROPERTY "AS IS" AND "WITH ALL FAULTS", BASED UPON THE CONDITION OF THE PROPERTY AND THE PERSONAL PROPERTY AS OF THE DATE OF THIS AGREEMENT, ORDINARY WEAR AND TEAR AND LOSS BY FIRE OR OTHER CASUALTY OR CONDEMNATION EXCEPTED AND THAT SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES THAT, EXCEPT AS MAY OTHERWISE BE SPECIFICALLY SET FORTH ELSEWHERE IN THIS AGREEMENT, NEITHER SELLER NOR ITS CONSULTANTS, BROKERS OR AGENTS HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND UPON WHICH PURCHASER IS RELYING AS TO ANY MATTERS CONCERNING THE PROPERTY OR THE PERSONAL PROPERTY, INCLUDING, BUT NOT LIMITED TO:
(I) THE CONDITION OF THE LAND OR ANY IMPROVEMENTS COMPRISING THE PROPERTY; (II) THE EXISTENCE OR NON-EXISTENCE OF ANY POLLUTANT, TOXIC WASTE AND/OR ANY HAZARDOUS MATERIALS OR SUBSTANCES; (III) ECONOMIC PROJECTIONS OR MARKET STUDIES CONCERNING THE PROPERTY, OR THE INCOME TO BE DERIVED FROM THE PROPERTY; (IV) ANY DEVELOPMENT RIGHTS, TAXES, BONDS, COVENANTS, CONDITIONS AND RESTRICTIONS AFFECTING THE PROPERTY; (V) THE NATURE AND EXTENT OF ANY RIGHT OF WAY, LEASE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION OR OTHER TITLE MATTER; (VI) WATER OR WATER RIGHTS, TOPOGRAPHY, GEOLOGY, DRAINAGE, SOIL OR SUBSOIL OF THE PROPERTY;
(VII) THE UTILITIES SERVING THE PROPERTY; (VIII) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; OR (IX) THE COMPLIANCE OF THE PROPERTY WITH ANY ZONING, ENVIRONMENTAL, BUILDING OR OTHER LAWS, RULES OR REGULATIONS AFFECTING THE PROPERTY. SELLER MAKES NO REPRESENTATION OR WARRANTY THAT THE PROPERTY COMPLIES WITH THE AMERICANS WITH DISABILITIES ACT OR ANY FIRE CODE OR BUILDING CODE. PURCHASER HEREBY RELEASES SELLER FROM ANY AND ALL LIABILITY IN CONNECTION WITH ANY CLAIMS WHICH PURCHASER MAY HAVE AGAINST SELLER AND PURCHASER HEREBY AGREES NOT TO ASSERT ANY CLAIMS FOR CONTRIBUTION, COST RECOVERY OR OTHERWISE, AGAINST SELLER RELATING DIRECTLY OR INDIRECTLY TO THE EXISTENCE OF ASBESTOS OR HAZARDOUS
MATERIALS OR SUBSTANCES ON, OR ENVIRONMENTAL CONDITIONS OF, THE PROPERTY, WHETHER KNOWN OR UNKNOWN. As used herein, the term "hazardous materials or substances" means (i) hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "pollutants, "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.; the Toxic
Substance Control Act, 15 U.S.C. ss. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 9601. et seq.; the Clean Water Act, 33 U.S.C. ss. 1251; the Safe Drinking Water Act, 42 U.S.C. ss. 30Of et seq; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively, "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and
(E) asbestos. The provisions of this Section 21 shall survive the Closing Date.

         Purchaser's Initials

         22. OFFER AND ACCEPTANCE. Seller shall have five (5) business days to accept Purchaser's offer measured from the date offered indicated below Purchaser's signature hereto. Acceptance of the offer shall become effective only when Purchaser receives a fully executed copy of this Agreement. If this Agreement has not been executed by Seller and delivered to Purchaser prior to the end of the fifth (5th) business day after the date indicated below Purchaser's signature, the terms of this Agreement shall be deemed null and void without further action.

         23.      MISCELLANEOUS.

                  (a) Time is of the essence of each provision of this Agreement.

                  (b) This Agreement and all provisions hereof shall extend to, be obligatory upon and inure to the benefit of the respective heirs, legatees, successors and assigns of the parties hereto. Without limitation to the foregoing, Purchaser shall have the right to assign its rights under this Agreement to, and to direct that the Conveyance Documents, including without limitation the deed provided for in Section 5(a), run in favor of and/or list as grantee or assignee therein, an entity affiliated, or under common control, with Purchaser, or a nominee of Purchaser. In the event of any such assignment, Purchaser shall be deemed to be relieved from all of its obligations under this Agreement. For the purpose of this Section 23(b), the term "control" shall mean the power to directly or indirectly determine ordinary business decisions, regardless of whether such power is accompanied by the majority of ownership interests.

                  (c) Except as provided herein, this Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby.

                  (d) This Agreement shall be governed by and construed in accordance with the laws of the State described in Line 13 of the Summary Statement.

                  (e) If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Agreement and the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby.

                  (f) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

                  (g) From the date hereof through Closing, Purchaser and Seller shall jointly prepare and issue all releases of information relating to the sale of the Property, and any inquiries regarding the transaction contemplated hereby shall be responded to only after consultation with the other party hereto.

                  (h) If either party institutes a legal action against the other relating to this Agreement or any default hereunder, the unsuccessful party to such action will reimburse the successful party for the reasonable expenses of prosecuting or defending such action, including without limitation attorneys' fees and disbursements and court costs. The obligations under this
Section 23(h) shall survive the termination of this Agreement.

                  (i) This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that the Agreement may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

                  (j) Exhibits "B", "C", "D" and "E" may be finalized, initialed by both parties and inserted into this Agreement after this Agreement is fully executed and prior to the Approval Date.

                  (k) The Summary Statement attached to this Agreement is hereby incorporated herein and made a part hereof.

                  (l) If, under the terms of this Agreement and the calculation of the time periods provided for herein, the Approval Date, the Closing Date or any other date to be determined under this Agreement should fall on Saturday, a Sunday, a legal holiday or other date on which banks located in Houston, Texas are not open for business, then such date shall be extended to the next business day.

                  (m) A facsimile or photocopy signature on this Agreement, any amendment hereto or any notice delivered hereunder shall have the same legal effect as an original signature.

                  (n) Prior to the Closing Date, the parties shall keep the terms of this Agreement confidential and shall not disclose such terms to any other parties without the other party's prior written consent, which consent shall be in each party's sole discretion; provided, however, that each party may, without obtaining such prior written consent, make such disclosures as may be required by applicable laws or agreements by which such party is bound, and to each such party's managers, members, officers, lenders, employees, attorneys, accountants, appraisers, insurance advisors, consultants and similar third party professionals.

         24. EXISTING FINANCING. Prior to the Approval Date, Purchaser shall request approval from Morgan Stanley Mortgage Capital, Inc. ("Morgan Stanley"), the current owner and holder of a mortgage lien secured by the Property (the "Existing Financing") to the conveyance of the Property to Purchaser and the release of Seller from further liability under such financing. At Closing, Purchaser accept title to the Property subject to the Existing Financing and all of Seller's obligations with respect to the Existing Financing which arise as of and after the Closing Date, provided that the terms of such Existing Financing provide that (i) Purchaser shall have no corporate or trust liability thereunder except for certain "carve-outs" which Purchaser reserves the right to approve, and (ii) Purchaser agrees to be bound by the terms of the Existing Financing and the holder of such financing is entitled to exercise the rights and remedies available to it under the loan documents evidencing and securing the Existing Financing. Notwithstanding anything contained herein to the contrary, in the event Morgan Stanley does not approve the conveyance of the Property to Purchaser and the release of Seller from all liability for events occurring subsequent to the Closing, before the Closing Date, then this Agreement shall terminate and Purchaser shall receive a full refund of the Earnest Money.
Purchaser agrees to provide all information requested by the lender in connection with its approval process. Seller and Purchaser each agree to pay one-half (1/2) of the costs and expenses related to the approval by the holder of the Existing Financing for this transaction, including application fees, loan fees or points, transfer fees and other costs which the holder of the Existing Financing requires to be paid in connection with its approval, including lender's attorney's fees (the "Approval Costs"); provided, however, Purchaser shall not be required to pay in excess of $25,000.00 and Seller alone shall be responsible for all Approval Costs in excess of $50,000.00. Seller covenants that it shall not, at any time, either prior to or after Closing, alter, renew, rearrange, restructure or refinance any indebtedness evidenced by the Existing Financing or modify the Existing Financing or any instrument securing the Existing Financing, without the prior written consent of Purchaser; and Seller shall neither accept nor request any extension, postponement, indulgence or forgiveness of the Existing Financing or the indebtedness evidenced thereby, without the prior written consent of Purchaser.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


PURCHASER:

UNITED INVESTORS REALTY TRUST,
a Texas real estate investment trust

By:
Its:


Date Offered:

SELLER:

HIGHLAND SQUARE PARTNERS, LTD.,
a Texas limited partnership                           Date Accepted: 6/4/98

By:  Highland Square GP, Inc.,
     a Texas corporation, general partner


By:
              Name:
              Title:




                                    EXHIBIT A

                                Legal Description

                                    EXHIBIT B

                List of Equipment, Fixtures and Personal Property

                                   EXHIBIT C

                                    Rent Roll

The current Rent Roll of the Property shall contain the following information with respect to each Tenant:

                  (A)      the name and street or unit number of the Tenant;

                  (B) the term of the Tenant's Lease, its commencement and expiration dates, any renewal terms or extensions and the base rent and percentage rent, if any, payable thereunder;

                  (C) the amount of monthly base rent and percentage rent, if any, payable by and portion of the Property's CAM and real estate taxes and insurance premiums recoverable from each Tenant and any other payments for which such Tenant is liable;

                  (D) amount of prepaid rent and the amount of security and other deposits due under the Lease and held by Landlord;

                  (E) the amount of any ongoing Lease commission obligations, if any, and to whom such commission is owed;

                  (F) any uncured defaults and the amounts of any unpaid rents, percentage rents, and other payments past due thereunder;

                  (G) the amount of any offsets or credits against rental, if any; and

                  (H) any concessions granted to the Tenant, including, without limitation, free rent, rental rebates or credits, lease take-over arrangements, cash payments, and moving allowances.

                                    EXHIBIT D

                                List of Contracts

                                    EXHIBIT E

                                List of Licenses

                                    EXHIBIT F

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is made and entered into on this _____ day of __________, 1998, by and among Highland Square Partners, Ltd. ("Seller"), United Investors Realty Trust ("Purchaser") and Safeco Land Title Company ("Escrow Agent").

                                    RECITALS

         (a) Seller and Purchaser have entered into that certain Real Estate Purchase and Sale Agreement dated June ___, 1998 ("Agreement"), providing for the sale by Seller of property commonly known as the Highland Square Shopping Center, Sugar Land, Texas ("Property").

         B. The parties wish to enter into this Escrow  Agreement to provide for
(1) the holding and  disposition of the earnest money under the  Agreement,  and
(2) the closing of the transaction contemplated by the Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. On or before __________, 199__, Purchaser shall deliver to Escrow Agent funds in the amount of $25,000.00 (the "Earnest Money"). Escrow Agent shall deliver to Purchaser an acknowledgment of receipt of a check or funds representing the Earnest Money.

         2. On or before __________, 199___ at 5:00 p.m. (Houston, Texas Time) ("Approval Date") Purchaser may deliver to Escrow Agent written notice that Purchaser has elected not to terminate the Agreement pursuant to Section 10(a) of the Agreement ("Notice to Continue"). In the event that Purchaser either delivers written notice to Escrow Agent of its election to terminate the Agreement on or before the Approval Date or fails to deliver to Escrow Agent the Notice to Continue on or before the Approval Date, Escrow Agent shall promptly deliver to Purchaser the Earnest Money, together with all interest earned thereon, and this Escrow Agreement shall terminate.

         3. Unless terminated pursuant to Paragraph 2 above, on or before __________, 199___ ("Closing Date"):
                  a. Seller will deposit or will cause to be deposited with the Escrow Agent the following documents:

(1) General Warranty Deed with assumption executed by Seller (the "Deed");

(2) Bill of Sale executed by Seller (the "Bill of Sale");

(3) Assignment and Assumption (of contracts, licenses, leases and intangibles) executed by Seller (the "Assignment and Assumption");

(4) Non-Foreign Affidavit executed by Seller;

(5) Evidence of Seller's existence and authority to perform its obligations under the Agreement;

(6) Unless Purchaser has elected to assume Seller's management agreement, evidence of termination of such management agreement and payment of all management fees;

(7) Current rent roll certified by Seller; and

(8) A certificate executed by Seller recertifying the representations and warranties contained in the Agreement;

b. Purchaser will deposit or will cause to be deposited the following documents:

(1) Purchaser's counterpart of the Assignment and Assumption executed by Purchaser;

(2) Wire transfer of funds in the amount required to close as shown on the Closing Statement, pursuant to the wire transfer instructions as shown on
Schedule 1 attached hereto.

(3) A list of the "Permitted Exceptions" and other title matters Purchaser is willing to take the Property subject to, determined in accordance with the terms of Section 6 of the Agreement (the "Exception List").

c. Purchaser and Seller (or their respective attorneys) will jointly deposit the following:

(1) Closing and Proration Statement (the "Closing Statement") (five originals).

(2) Counterparts of the Assignment and Assumption, executed by Purchaser or its assignee.

(3) Transfer Tax Declarations, if applicable.

         4. When you have received all of the deposits listed in Section 3 above and when you are prepared to issue a Lawyers Title Insurance Corporation ("Title Company") Owner's Policy of Title Insurance ("Title Policy") having an effective date as of the date the Deed is recorded, in the amount of the Purchase Price and insuring the title of Purchaser in the Property, subject only to those matters on the Exception List, you are then authorized and instructed to proceed as follows:

                  a.       Record the Deed.

                  b.       Pay  the   disbursements  as  shown  on  the  Closing
                           Statement from the funds deposited by Purchaser.

                  c. Deliver to Purchaser the Title Policy, the recorded Deed, the Bill of Sale, one original of the Assignment and Assumption, the certified rent roll, the recertification of the representations and warranties, two originals of the Closing Statement and copies of all other deposits.

                  d. Deliver to Seller one original of the Assignment and Assumption, two originals of the Closing Statement and copies of all other deposits made hereunder.

         5. In the event all escrow deposits have not been received herein on or before 5:00 p.m. on , 199 or if Title Company is not prepared to issue the Title Policy or to comply with the other instructions contained herein on or before 5:00 p.m. on , 199 you are hereby authorized and directed to continue to comply with this Escrow Agreement until you have received a written demand from any party hereto for the return of the deposits made hereunder by said party. Upon receipt of such demand, you are hereby authorized and directed to return to the party making such demand the deposits made by such party without notice to any other party and you may return all remaining deposits to the respective depositors thereof, except that, notwithstanding the terms hereof, (A) joint deposits shall be destroyed, and (B) the Earnest Money, together with interest earned thereon, shall be retained by you, until you receive a joint instruction executed by Purchaser and Seller. Notwithstanding the foregoing, if the Deed has been recorded, then prior to returning any deposits to Purchaser, you must receive and record a quit claim deed of reconveyance reconveying the Property to the grantor in the Deed deposited by Seller, and Title Company must be prepared to issue an owner's policy of title insurance in the amount stated herein insuring the title of Seller, free and clear of acts done or suffered by or judgments against Purchaser. Seller shall pay for the recording of the reconveyance deeds and the title policy.

         6. Escrow Agent shall invest all funds held hereunder in such investments, or types thereof, as shall be designated in writing by Seller and Purchaser. If Seller does not designate any investments, then the funds shall be held by Escrow Agent in an interest bearing account, in a financial institution which has FDIC insurance covering up to $100,000 of such funds. Interest shall accrue to the benefit of Purchaser.

         7. It is agreed that the Escrow Agent shall have no obligation or liability hereunder except as a depositary to retain the cash which may be deposited with it hereunder and to dispose of the same in accordance with the terms hereof. The Escrow Agent shall be entitled to rely and act upon any written instrument received by it from either party, and if a corporation, purporting to be executed by an officer thereof, and if a partnership, purporting to be executed by a general partner thereof and shall not be required to inquire into the authority of such officer or partner or the correctness of the facts stated in said instrument. By acceptance of this agreement, Escrow Agent agrees to use its best judgment and good faith in the performance of any of its obligations and duties under this Agreement and shall incur no liability to any person for its acts or omissions hereunder, except for those acts or omissions which may result from its gross negligence or willful misconduct. Upon disposition by the Escrow Agent, in accordance with the terms hereof, of the cash deposited with the Escrow Agent hereunder, the Escrow Agent shall be fully and finally released and discharged from any and all duties, obligations, and liabilities hereunder.

         8. The Escrow Agent shall be reimbursed for any reasonable expenses incurred by it hereunder, including the reasonable fees of any attorneys which it may wish to consult in connection with the performance of its duties hereunder. Such compensation and expenses shall be paid and reimbursed to the Escrow Agent one-half by Purchaser and one-half by Seller.

         9. In the event of a dispute between any of the parties hereto as to their respective rights and interests hereunder, the Escrow Agent shall be entitled to hold any and all cash then in its possession hereunder until such dispute shall have been resolved by the parties in dispute and the Escrow Agent shall have been notified by instrument jointly signed by all of the parties in dispute, or until such dispute shall have been finally adjudicated by a court of competent jurisdiction.

         10. Any notice which any party may be required or may desire to give hereunder shall be deemed to have been duly given when personally delivered, against receipt therefor signed by the party to whom the notice is given, or with respect to any party other than the Escrow Agent, on the next business day if sent by overnight courier, or on the fourth business day after mailing by certified or registered mail, postage prepaid, addressed as set forth below, or to such other address as a party hereto may designate by a notice to the other parties. Any notice mailed, sent by facsimile transmission, or given to the Escrow Agent shall be deemed given only when received.


         Seller:                    Highland Square Partners, Ltd.
                                    c/o Transwestern Property Company
                                    6671 Southwest Freeway, Suite 200
                                    Houston, Texas 77074
                                    Attention:  Charles L. Scoville
                                    Fax:  (713) 270-0688

         Purchaser:                 United Investors Realty Trust
                                    5847 San Felipe, Suite 850
                                    Houston, Texas 77057-3008
                                    Attention:  Randall D. Keith
                                    Fax:  (713) 270-6285

         Escrow Agent:              Safeco Land Title Company
                                    8080 N. Central Expressway, Suite 500
                                    Dallas, Texas 75206
                                    Attention:  Maggie Fielding
                                    Fax:  (214) 360-3696

         11. The Escrow Agent hereby consents and agrees to all of the provisions hereof, and agrees to accept, as Escrow Agent hereunder, all cash and documents deposited hereunder, and agrees to hold and dispose of said cash and documents deposited hereunder in accordance with the terms and provisions hereof.

         12. This Escrow Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         13. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed the day and year first above written.


PURCHASER:

UNITED INVESTORS REALTY TRUST


By:
Its:


Date Offered:


SELLER:

HIGHLAND SQUARE PARTNERS, LTD.,     Date Accepted:
a Texas limited partnership

By:  Highland Square GP, Inc.,             ESCROW AGENT:
     a Texas corporation, general partner
                            SAFECO LAND TITLE COMPANY

By:
              Name:
              Title:                       By:
                                           Its:  Authorized Agent

                   Schedule 1 to Escrow Agreement

                           WIRE TRANSFER INSTRUCTIONS

RLR\140707.2\P&S AGREE\HIGHLAND\1900.699
                                   EXHIBIT G-1

                              GENERAL WARRANTY DEED


THE STATE OF TEXAS         )
                                    )
COUNTY OF HARRIS           )

KNOWN BY ALL MEN BY THESE PRESENTS:

         That HIGHLAND SQUARE PARTNERS, LTD., a Texas limited partnership ("Grantor") for and in consideration of the sum of Ten and No/100 Dollars ($10.00) cash and other good and valuable considerations to it paid by United Investors Realty Trust, a Texas real estate investment trust (herein called "Grantee"), has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does GRANT, BARGAIN, SELL and CONVEY unto the Grantee the tract of land (herein called the "Land") in Fort Bend County, Texas more fully described in Exhibit A hereto, together with all improvements thereon and all easements, rights-of-way, rights and appurtenances appertaining thereto (herein collectively called the "Property").

         This General Warranty Deed is executed by Grantor and accepted by Grantee subject to validly existing and enforceable rights, interests and estates, if any do in fact exist, but only to the extent that the same do in fact exist, of third parties in connection with those items set out and listed in Exhibit B hereto (herein collectively called the "Encumbrances").

         GRANTOR HAS EXECUTED AND DELIVERED THIS GENERAL WARRANTY DEED AND HAS CONVEYED THE PROPERTY, AND GRANTEE HAS ACCEPTED THIS GENERAL WARRANTY DEED AND HAS PURCHASED THE PROPERTY, "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AND WITHOUT REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, EXCEPT FOR THE WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN AND THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THE REAL ESTATE PURCHASE AND SALE AGREEMENT DATED __________, 1998 BETWEEN GRANTOR AND GRANTEE AND IN THE RECERTIFICATION OF REPRESENTATIONS AND WARRANTIES DELIVERED CONTEMPORANEOUSLY HEREWITH BY GRANTOR TO GRANTEE PURSUANT TO SUCH REAL ESTATE PURCHASE AND SALE AGREEMENT.

         TO HAVE AND TO HOLD the Property unto Grantee, its successors and assigns forever; and Grantor does hereby bind itself and its successors and assigns to WARRANT and FOREVER DEFEND all and singular the Property, subject to the validly existing and enforceable rights, if any, of third parties in connection with the Encumbrances, unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

         Ad valorem taxes with respect to the Property have been prorated as of the date hereof between Grantor and Grantee, and Grantee expressly assumes the payment of ad valorem taxes assessed from and after the date hereof.

Address of Grantee:

                  United Investors Realty Trust
                  5847 San Felipe, Suite 850
                  Houston, Texas 77057-3008

         WITNESS THE EXECUTION HEREOF effective as of , 1998.

GRANTOR:

HIGHLAND SQUARE PARTNERS, LTD.,
a Texas limited partnership

By: Highland Square GP, Inc.,
a Texas corporation, general partner

By:

Its:
STATE OF TEXAS    ss.
                           ss.
COUNTY OF HARRIS  ss.

This instrument was acknowledged before me on , 1998 by , of Highland Square GP, Inc., a Texas corporation which is the general partner of Highland Square Partners, Ltd., a Texas limited partnership, as the act and deed of said limited partnership.



Name:
Notary Public in and for
The State of

(Seal of Notary)


 My commission expires:

                       Exhibit A to General Warranty Deed

                                LEGAL DESCRIPTION

                       Exhibit B to General Warranty Deed

                                  ENCUMBRANCES

                                   EXHIBIT G-2

                                  BILL OF SALE


                               ("Seller"),  in  consideration  of the sum of
Ten and No/100 Dollars ($10.00), in hand paid, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged does hereby sell, assign, transfer, and set over to , a
           ("Grantee"), the personal property described on Schedule 1 attached hereto, presently located on the real estate commonly known as and legally described on Schedule 2 attached hereto ("Real Estate").

Seller does hereby covenant with Purchaser that at the time of delivery of this Bill of Sale, the Personal Property is free from all encumbrances made by Seller and that Seller will warrant and defend the same against the lawful claims and demands of all persons claiming by, through or under Seller, but against none other. SELLER HEREBY DISCLAIMS, AND GRANTEE HEREBY WAIVES ANY AND ALL WARRANTIES OF MERCHANTABILITY OR WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PERSONAL PROPERTY BEING TRANSFERRED BY THIS INSTRUMENT.

EXECUTED this       day of                  , 199

SELLER:




By:
Its:

                           Schedule 1 to Bill of Sale

                                PERSONAL PROPERTY

                         Schedule 2 to Bill of Sale

                                LEGAL DESCRIPTION

                                  EXHIBIT G-3

                            ASSIGNMENT AND ASSUMPTION

         For and in consideration of the sum of Ten and No/100 Dollars ($10.00), in hand paid, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, ("Assignor") hereby sells, transfers, conveys, assigns and sets over unto ("Assignee"), the following described property (collectively, the "Assigned Property"):

         (1) All of Assignor's right, title and interest, as lessor, in and to all leases, licenses and other agreements (collectively, "Leases") to occupy all or any portion of the real estate commonly known as
                        , and legally described on Schedule 1 attached hereto (the "Property"), including without limitation, the Leases listed on Schedule 2 attached hereto together with all rents due, or to become due under each such lease, license and agreement on or after the date hereof and all guaranties by third parties of the tenants' obligations thereunder; and

         (2) all refundable lease security deposits under the Leases (to the extent sums are being paid to Assignee on the date hereof); and

         (3) all of Assignor's right, title and interest in and to all contracts, agreements, guarantees, warranties and indemnities, written or oral, affecting the ownership, operation, management and maintenance of the Property listed on Schedule 3 attached hereto (collectively, the "Contracts"); and

         (4) to the extent assignable without the payment of any fee or the occurrence of any obligation, or the execution of any documents (other than this Assignment and Assumption) which create liability or reserve against the Assignor, all of Assignor's right, title and interest in and to all (i) to the extent in Assignor's possession or control, plans, models, drawings, specifications, blueprints, surveys, engineering reports, environmental reports and other technical descriptions or materials relating in any way to the Property, and (ii) licenses, franchises, certificates, occupancy and use certificates, permits, authorizations, consents, variances, waivers, approvals and the like from any federal, state, county, municipal or other governmental or quasi-governmental body, agency, department, board, commission, bureau or other entity or instrumentality affecting the ownership, operation or maintenance of the Property, including without limitation the items listed on Schedule 4 attached hereto; and

         (5) to the extent assignable, all of Assignor's right, title and interest in and to all designs, plans, drawings, specifications, and other intangible property used by Assignor in connection with the ownership, operation and maintenance of the Property.

         Seller does hereby covenant with Purchaser that at the time of delivery of this Assignment and Assumption, the Leases and Contracts are free from all encumbrances made by Seller and that Seller will warrant and defend the same against the lawful claims and demands of all persons claiming by, through or under Seller, but against none other. Except as to the special warranty of title and any representation and warranty expressly set forth in the Real Estate Purchase and Sale Agreement dated , 199 between Assignor and Assignee, the Assigned Property is conveyed "as is" and Seller makes no warranty with respect thereto.


EXECUTED this      day of                   , 199

SELLER:





By:
Its:

                                  ACCEPTANCE


         Assignee hereby accepts the foregoing assignment as of the date hereof and as of such date hereby assumes the performance of all the terms, covenants and conditions of the Assigned Property, including, without limitation, the obligation to return the refundable lease security deposits under the Leases to the extent the same are received as a credit at Closing, with respect to the period from and after the date hereof.


         Date:

                                    ASSIGNEE:





                                                     By:
                                      Its:

                     Schedule 1 to Assignment and Assumption

                                LEGAL DESCRIPTION

                 Schedule 2 to Assignment and Assumption

                                    RENT ROLL

              Schedule 3 to Assignment and Assumption

                                    CONTRACTS

                Schedule 4 to Assignment and Assumption

                                    LICENSES

                                    EXHIBIT H

                           Disclosure of Lease Matters

RLR\140707.2\P&S AGREE\HIGHLAND\1900.699
                                    EXHIBIT I

                           TENANT ESTOPPEL CERTIFICATE

                                            ____________________, 199


Attention:

Ladies and Gentlemen:

_________________________________  ("Tenant") acknowledges that (a) ("Landlord")
has entered into an agreement with ("Purchaser") for the sale and purchase of the building commonly known as ("Building"), (b) Landlord has requested Tenant to execute and deliver this Tenant Estoppel Certificate to Purchaser, and (c) Purchaser and its successors and assigns, will rely upon the certifications by Tenant in this Tenant Estoppel Certificate in connection with the purchase of the Building.

Tenant hereby certifies as follows:

         I. Tenant currently leases in the Building the premises ("Premises") commonly known as "Suite _____," pursuant to the terms and conditions of the ____________, dated _______________, between Landlord and Tenant, [as amended by
________________________] (collectively, the "Lease"). A true, correct and complete copy of the Lease is attached hereto as Exhibit "A." Except for the Lease, there are no agreements (written or oral) or documents which are binding on Landlord in connection with the lease of the Premises. The Lease is valid, binding and in full force and effect, and has not been modified or amended in any manner whatsoever except as shown on Exhibit A.

         2. The term of the Lease commenced on , and including any presently exercised option or renewal term, ends on , subject to any rights of Tenant to extend the term expressly set forth in the Lease. Tenant has no rights to extend the term of the Lease except to the extent expressly set forth in the Lease.

         3. Landlord has delivered possession of the Premises to Tenant, and Tenant has accepted possession of, and currently occupies, the Premises.

         4. The current monthly base rent payable under the Lease is $_____________, and the current monthly payment payable under the Lease on account of taxes and operating expenses payable under the Lease is $___________________. Tenant's percentage share of operating expenses and real estate taxes is %. Rent and all other charges payable under the Lease on or before the date hereof have been paid. No amounts of monthly base rent payable under the Lease have been prepaid except through the end of the current calendar month, and no other charges payable under the Lease have been prepaid for any period, other than estimated payments of operating expenses and taxes.

         5. All reconciliations of actual taxes and operating expenses for calendar year 1996 and all previous calendar years ("Expenses") with payments made by Tenant therefor have been made and a report thereof delivered to Tenant.

         6. Tenant has no options, rights of offer, rights of refusal or other rights to purchase all or any portion of the Building. Tenant has no options, rights of offer, rights of refusal or other rights to expand the Premises or lease any other premises in the Building, except to the extent expressly set forth in the Lease.

         7. To Tenant's knowledge, Tenant has no current claims against Landlord under the terms of the Lease requiring Landlord to perform any improvements or repairs to the Premises, and all allowances, reimbursements or other obligations of Landlord for the payment of monies to or for the benefit of Tenant have been fully paid, all in accordance with the terms of the Lease.

         8. To Tenant's knowledge, neither Landlord nor Tenant is in default in the performance of any covenant, agreement or condition contained in the Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by any party under the Lease.

         9. Tenant is not the subject of any bankruptcy, insolvency or similar proceeding in any federal, state or other court or jurisdiction.

         10. Tenant is in possession of the Premises and has not subleased any portion of the Premises or assigned or otherwise transferred any of its rights under the Lease.

         11.    Tenant    has    deposited     _____________________     Dollars
($________________) with Landlord as a security deposit under the Lease.

         12. Tenant will attorn to and recognize Purchaser as the Landlord under the Lease and will pay all rents and other amounts due thereunder to Purchaser upon notice to Tenant that Purchaser has become the owner of Landlord's interest in the Premises under the Lease.

         13. The individual executing this Tenant Estoppel Certificate has the authority to do so on behalf of Tenant and to bind Tenant to the terms hereof.

                                                              [Tenant Name]



                                                              By:
                                                              Its:

                                 EXHIBIT J


                RECERTIFICATION OF REPRESENTATIONS AND WARRANTIES



         The undersigned hereby certifies that each of the representations and warranties made in Paragraph 8 of that certain Real Estate Purchase and Sale Agreement dated , 199 by and between the undersigned and is true, correct and complete as of the date hereof.

Dated ________________, 199





                                                              By:
                                                              Its:

EXHIBIT 10.36:
                                   Exhibit K
                                  MORTGAGE NOTE




$4,525,000        November 26, 1996


         FOR VALUE RECEIVED, HIGHLAND SQUARE PARTNERS, LTD., a Texas limited partnership having its principal office c/o Transwestern Property Company, 6671 Southwest Freeway, Suite 200, Houston, Texas 77074-2285 ("Maker"), promises to pay to the order of Belgravia Capital Corporation, a Nevada corporation, or its assigns ("Payee") having its principal office at 19900 MacArthur Boulevard, Suite 1100, Irvine, California 92612 the Principal Amount (as defined below), together with interest from the date hereof at the Interest Rate (as defined below). Interest accruing hereunder shall be calculated on the basis of a 360-day year of twelve 30-day months.

         WHEN USED HEREIN, the following capitalized terms shall have the following meanings:

         "Commencement Date" shall be January 1, 1997.

         "Closing Date" shall be November 27, 1996.

         "Default Rate" shall be Interest Rate plus five percent (5.0%).

         "Interest Rate" shall be Eight and 87/100ths percent (8.87%) per annum.

         "Lockout Period" shall be the period from the Closing Date through five years from the first day of the first full month following the Closing Date.

         "Maturity Date" shall be ten years from the first day of the first full month following the Closing Date.

         "Monthly Amount" shall be $37,571.63.

         "Payment Date" shall be the first business day of each month commencing on the first business day of the second full month after the Closing Date and continuing to and including the Maturity Date.

         "Principal Amount" shall be Four Million Five Hundred Twenty-Five Thousand Dollars ($4,525,000).

         The Principal Amount and interest thereon shall be due and payable in lawful money of the United States as follows:

(a)

                  On the date hereof, all interest on the unpaid balance through the end of the month in which the Closing Date occurs shall be due and payable. Thereafter, commencing on the Commencement Date, 120 equal monthly installments of principal and interest at the Monthly Amount each shall be due and payable. Each installment of principal and interest shall be applied first to interest and the remainder thereof to reduction of principal. Each monthly installment shall be due on each Payment Date. In addition, all amounts advanced by Payee pursuant to applicable provisions of the Security Documents (as hereinafter defined), together with any interest at the Default Rate or other charges as therein provided, shall be immediately due and payable hereunder. In the event any such advance is not so repaid by Maker, Payee may, at its option, first apply any payments received hereunder to repay said advances together with any interest thereon or other charges as provided in the Security Documents, and the balance, if any, shall be applied in payment of any installment then due. The entire remaining unpaid balance of principal of this Note, all interest accrued thereon and all other sums payable hereunder or under the Security Documents shall be due and payable in full on the Maturity Date.

(a) Amounts due on this Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Payee or its agent or designee at the address set forth in Exhibit 1 or at such other place as Payee or its agent or designee may from time to time designate in writing.

(a) This Note is secured by a Deed of Trust, Mortgage, Security Agreement and Assignment of Rents and Leases of even date herewith (the "Mortgage") from Maker to Payee and by an Assignment of Rents and Leases of even date herewith (the "Assignment") from Maker to Payee. The Mortgage, the Assignment and any other instrument given at any time to secure this Note are hereinafter collectively called the "Security Documents."

(a) Maker has the right to prepay the principal of this Note in full or in part on any Payment Date after the end of the Lockout Period, upon sixty days' prior written notice and payment, together with the portion of the principal to be prepaid, of a prepayment premium in an amount calculated as specified in Appendix 1. The calculation of the prepayment premium shall be made by Payee and shall, absent manifest error, be conclusive. In no event shall the prepayment premium as computed hereunder be less than one percent (1.0%) of the portion of the principal amount of this Note that is being prepaid. In the event that this
Note is prepaid from the proceeds of insurance or condemnation awards in accordance with Sections 10, 11 and 12 of the Mortgage prior to the end of the Lockout Period, the prepayment premium will be equal to one percent (1.0%). In the event this Note is prepaid from the proceeds of insurance or condemnation awards in accordance with Sections 10, 11 and 12 of the Mortgage after the end of the Lockout Period, a prepayment premium shall be payable calculated as specified in Appendix 1. Notwithstanding the foregoing, this Note may be prepaid without a prepayment premium during the 180 day period prior to the Maturity Date. Upon acceleration of this Note in accordance with its terms and the terms of the Security Documents, Maker agrees to pay the prepayment premium described above in the amount that would be due if a voluntary payment were made on the date of such acceleration. A tender of payment of the amount necessary to pay and satisfy the entire unpaid principal balance of this Note or any portion thereof at any time after an Event of Default under the Mortgage or an acceleration by Payee of the indebtedness evidenced hereby, whether such payment is tendered voluntarily, during or after foreclosure of the Mortgage, or pursuant to realization upon other security, shall constitute a purposeful evasion of the prepayment terms of this Note, shall be deemed to be a voluntary prepayment hereof, and Maker shall be required to pay the prepayment premium as described above. Partial prepayments of principal shall not change the Payment Dates or amounts of subsequent monthly installments, unless Payee shall otherwise agree in writing.

(a) If Maker defaults in the payment of any installment of principal and interest on the date on which it shall fall due or in the performance of any of the agreements, conditions, covenants, provisions or stipulations contained in this Note or in the Security Documents, and if such default shall continue beyond any grace period provided for in the Mortgage so as to constitute an Event of Default thereunder, then Payee, at its option and without further notice to Maker, may declare immediately due and payable the entire unpaid principal balance of this Note, together with interest thereon at an annual rate after the date of such default equal to the Default Rate, together with all sums due by Maker under the Security Documents, anything herein or in the Security Documents to the contrary notwithstanding. The foregoing provision shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under the Mortgage, this Note or any other Security Document, nor shall it be construed to limit in any way the application of the Default Rate. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Payee in this Note or in the Security Documents. In the event that: (i) this Note or any Security Document is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Payee in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Note or any Security Document; (iii) an attorney is retained to protect or enforce the lien of the Mortgage or any Security Document; or (iv) an attorney is retained to represent Payee in any other proceedings whatsoever in connection with this Note, the Mortgage, any of the Security Documents or any portion of the Mortgaged Property subject thereto, then Maker shall pay to Payee all reasonable attorney's fees, costs and expenses incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Payee at the Default Rate.

(a) If Maker defaults in the payment of any monthly installment on the Payment Date, and such default is not cured within five days thereafter, then Maker shall pay to Payee a late payment charge in an amount equal to five percent (5.0%) of the amount of the installment not paid as aforesaid. An additional late charge equal to five percent (5.0%) of the monthly payment due will be charged for each successive month the payment remains outstanding. Said late charge payments, if payable, shall be secured by the Mortgage and the other Security Documents, shall be payable without notice or demand by Payee, and are independent of and have no effect upon the rights of Payee under paragraph (e) above.

(a) Maker and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Maker and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note and to the release of the collateral or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.

(a) Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

(a) This Note shall be governed by and construed in accordance with the laws of the State in which the Mortgaged Property is located (the "State").

(a) The parties hereto intend and believe that each provision in this Note comports with all applicable law. However, if any provision in this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such provision shall be given full force and effect to the fullest possible extent that is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interest of Maker and the holder hereof under the remainder of this Note shall continue in full force and effect; provided, however, that if any provision of this Note which is found to be in violation of any applicable law concerns the imposition of interest hereunder, the rights, obligations and interests of Maker and Payee with respect to the imposition of interest hereunder shall be governed and controlled by the provisions of the following paragraph.

(a) It being the intention of Payee and Maker to comply with the laws of the State with regard to the rate of interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note, the Mortgage, or any of the other Security Documents, no such provision, including without limitation any provision of this Note providing for the payment of interest or other charges, shall require the payment or permit the collection of any amount ("Excess Interest") in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note. If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note, the Mortgage, or any of the other Security Documents, then in such event:

(i)                        the provisions of this paragraph shall govern;
         (ii) Maker shall not be obligated to pay any Excess Interest;

(i) any Excess Interest that Payee may have received hereunder shall, at the option of Payee, be (x) applied as a credit against the unpaid principal balance then due under this Note, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (y) refunded to the payor thereof or
(z) any combination of the foregoing;

(i) the applicable interest rate or rates provided for herein shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable usury laws of the aforesaid State, and this Note, the Mortgage and the other Security Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

(i) Maker shall not have any action or remedy against Payee for any damages whatsoever or any defense to enforcement of this Note, the Mortgage or any other Security Document arising out of the payment or collection of any Excess Interest.

(a) Upon any endorsement, assignment, or other transfer of this Note by Payee or by operation of law, the term "Payee," as used herein, shall mean such endorsee, assignee, or other transferee or successor to Payee then becoming the holder of this Note. This Note shall inure to the benefit of Payee and its successors and assigns and shall be binding upon the undersigned and its successors and assigns. The term "Maker" as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Maker.

(a) Any notice, demand or other communication which any party may desire or may be required to give to any other party shall be in writing and shall be given as provided in the Mortgage.

(a) To the extent that Maker makes a payment or Payee receives any payment or proceeds for Maker's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Payee.

(a) Maker shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Payee all documents, and take all actions, reasonably required by Payee from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the Security Documents, to protect and further the validity, priority and enforceability of this Note and the Security Documents, to subject to the Security Documents any property of Maker intended by the terms of any one or more of the Security Documents to be encumbered by the Security Documents, or otherwise carry out the purposes of the Security Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall increase Maker's obligations under this Note.

(a) No modification, amendment, extension, discharge, termination or waiver (a "Modification") of any provision of this Note, or any one or more of the other Security Documents, nor consent to any departure by Maker therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Maker shall entitle Maker to any other or future notice or demand in the same, similar or other circumstances. Payee does not hereby agree to, nor does Payee hereby commit itself to, enter into any Modification.

(a) Maker hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Payee on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Payee on this Note and cannot be maintained in a separate action) and
(c) have the same consolidated with any other or separate suit, action or proceeding.

(a) Notwithstanding any provision to the contrary in the Mortgage or this Note, Payee shall not have any recourse to any asset of Maker or its partners other than the Mortgaged Property in order to satisfy the indebtedness for payment of the principal and interest evidenced by this Note, and Payee's sole recourse for satisfaction of the payment of principal and interest evidenced by this Note shall be to exercise its rights against the Mortgaged Property encumbered by the Mortgage and the other collateral securing this Note. The foregoing sentence shall not be deemed or construed to be a release of the indebtedness evidenced by this Note or in any way impair, limit or otherwise affect the lien of the Mortgage or any such other instrument securing repayment of this Note or prevent Payee from naming Maker, its partners, or their successors or assigns as a defendant to any action to enforce any remedy for default so long as there is no personal or deficiency money judgment sought or entered against Maker, its partners, or their successors or assigns for payment of principal and interest evidenced by this Note. Notwithstanding the foregoing provisions of this paragraph (s), it is expressly understood and agreed that the aforesaid limitation of liability shall no way affect or apply to Maker's or its partners' continued personal liability for the payment to Payee of:

                             (i) any loss or damage  occurring  by reason of all
                  or any part of the Mortgaged Property being encumbered by a voluntary lien (other than the Mortgage) granted by Maker;

                            (ii) any Rents, issues, profits and/or income collected by Maker in excess of normal and verifiable operating expenses of the Mortgaged Property after default by Maker hereunder, under the Mortgage or under any other instrument securing or referring to this Note;

                           (iii) unrefunded security deposits made by tenants of
the Mortgaged Property;

                            (iv) payment of Taxes, as defined in Section 5 of the Mortgage, and insurance premiums, payment of which is required to be made by Maker under the Mortgage;

                             (v) Rents, security deposits with respect to leases
                  of the Mortgaged Property, insurance proceeds, condemnation awards and any other payments or consideration which Maker receives and to which Payee is entitled pursuant to the terms of the Mortgage or of any other Security Document;

                            (vi)  damage to the  Mortgaged  Property  from waste
committed or permitted by Maker;

                           (vii) loss or damage occurring by reason of the failure of Maker to comply with any of the provisions of
                  Section 33 of the Mortgage;

                           (viii) any loss or claim incurred by or asserted against Payee as a result of fraud or material misrepresentation by Maker or any of the partners thereof with respect to any certification, representation or warranty made by Maker or such other persons to Payee herein or in any of the Security Documents; and

                            (ix) reasonable attorney's fees incurred by Payee in
                  connection with suit filed on account of any of the foregoing clauses (i) through (viii).

                  IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the day and year first above written.

HIGHLAND SQUARE PARTNERS, LTD.,
a Texas general partnership


By: HIGHLAND SQUARE GP, INC.,
a Texas corporation
its general partner


By:
Name:
Title:


[WITNESS]


------------------------------

                                   APPENDIX 1

                        Calculation of Prepayment Premium


         The prepayment premium shall be equal to the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance of this Note being prepaid and whose denominator is the entire outstanding principal balance of this Note on the date of such prepayment (after subtracting the amount of any scheduled principal payment due on such Payment Date), multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance of this Note as of the date of such prepayment (after subtracting the amount of any scheduled principal payment due on such Payment Date) from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest on this Note (including any final installment of principal payable on the Maturity Date) determined by discounting such payments at the Discount Rate (as hereinafter defined).

         For purposes of this Note:

         (x) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate (as defined below) plus 275 basis points when compounded semi-annually; and

         (y) "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yield, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant prepayment of this Note, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the Maturity Date of this Note. In the event Release H.15 is no longer published, Payee shall select a comparable publication to determine the Treasury Rate.

                                                EXHIBIT 1


         Amounts due on this note shall be payable to Wells Fargo Realty Finance at the following address:

                           Wells Fargo Realty Finance
                           P.O. Box 5902
                           Santa Rosa, CA  95402